SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2003

SEROLOGICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employee Identification No.)

5655 Spalding Drive, Norcross, GA	30092

(Address of Principal Executive Offices)	(Zip Code)

(678) 728-2000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

PRO FROMA FINANCIAL INFORMATION
SIGNATURES

     On December 19, 2003 Serologicals Corporation (the “Company”) filed an initial Current Report on Form 8-K with the Securities and Exchange Commission reporting the execution of definitive agreement to sell the therapeutic plasma business to Gradipore Limited, a company based in Sydney, Australia. The therapeutic plasma business consisted of the Company’s ten plasma collection centers and its central testing laboratory. This transaction was completed on January 15, 2004. The Company received $3.5 million in cash at closing. Gradipore assumed $1.3 million of current and long term liabilities. The balance consisted of two secured promissory notes; a short term note (“Short Term Note”) in the amount of $1.5 million bearing interest at London Interbank Offered Rate (“LIBOR”) plus 5% due on December 31, 2004, and a long term note (“Long Term Note”), which was recorded at its estimated net realizable value of $6.4 million. The Long Term Note is non-interest bearing, provides for a 15% per annum discount for any amounts paid prior to their due date and includes payment terms of $1.0 million on July 31, 2004 and quarterly payments of $1.1 million beginning on April 30, 2005 through July 31, 2007. These payments may be partially deferred until July 31, 2007 if certain revenue goals are not achieved by the therapeutic plasma business, as defined in the Stock Purchase Agreement. The Company retained approximately $1.8 million of accrued liabilities related to the therapeutic plasma business.

     This report amends Item 7 — Financial Statements, Pro Forma Financial Information and Exhibits filed on January 27, 2004, to include the pro forma financial information required by Item 7.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements

Not Applicable

(b)	Proforma Financial Information

Pro forma financial statements of Serologicals Corporation as of December 28, 2003 and for the fiscal years then ended.

(c)	Exhibits.

The following Exhibits are filed or furnished as part of this Report.

Exhibit No.	Description of Exhibits
2.1	Stock Purchase Agreement, Dated as of December 19, 2003, by and among Gradipore Limited, Gradipore Inc., Serologicals Finance Company, and Serologicals Corporation.*
2.2	First Amendment to the Stock Purchase Agreement, dated as of January 15, 2004.*

*	Previously filed.

PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial statements (“Financial Statements”) give effect to the sale of substantially all of the assets and liabilities of the therapeutic plasma business, which occurred on January 15, 2004. Serologicals retained approximately $1.8 million of accrued liabilities related to the therapeutic plasma business. The unaudited pro forma condensed consolidated statement of income (“Statement of Income”) was prepared as if the sale had occurred as of the beginning of the period presented (i.e. December 30, 2002, the first day of Serologicals’ 2003 fiscal year) and the unaudited pro forma condensed balance sheet (“Balance Sheet”) was prepared as if the sale occurred as of December 28, 2003. These statements do not purport to represent what the results of operations or financial position of Serologicals would actually have been if the sale had occurred on the dates referred to above or to be indicative of the future results of operations or financial position of Serologicals. The Statement of Income is presented for continuing operations only. The Financial Statements should be read together with the audited financial statements and notes thereto as included in the Serologicals Corporation 2003 Annual Report on Form 10-K.

Serologicals Corporation
Pro Forma Condensed Consolidated Balance Sheet – Unaudited
December 28, 2003
($ in thousands)

	Serologicals as	Pro Forma
	Reported	Adjustments		Pro Forma
Current Assets:
Cash and cash equivalents	$48,564	$—		$48,564
Trade accounts receivable, net	34,126	—		34,126
Inventories	33,826	—		33,826
Other current assets	10,982	5,918	(2)	16,900
Discontinued operations	7,019	(7,019)	(1)	—

Total current assets	134,517	(1,101)		133,416

PROPERTY AND EQUIPMENT, NET	73,204	—		73,204

DISCONTINUED OPERATIONS	5,613	(5,613)	(1)	—

OTHER ASSETS:
Goodwill	93,577	—		93,577
Intangible assets, net	49,881	—		49,881
Other	1,386	5,441	(2)	6,827

Total other assets	144,844	5,441		150,285

Total assets	$358,178	$(1,273)		$356,905

Current liabilities:
Accounts payable	$4,547	$—		$4,547
Accrued liabilities	22,346	—		22,346
Discontinued operations	2,864	(1,101)	(1)	1,763

Total current liabilities	29,757	(1,101)		28,656

CONVERTIBLE DEBENTURES	130,916	—		130,916

DEFERRED INCOME TAXES	18,181	—		18,181

OTHER LIABILITIES	180	—		180

DISCONTINUED OPERATIONS	172	(172)	(1)	—

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—		—
Common stock	281	—		281
Additional paid-in capital	121,130	—		121,130
Retained earnings	73,717	—		73,717
Accumulated other comprehensive income	4,191	—		4,191
Less: Treasury stock at cost	(20,347)	—		(20,347)

Total stockholders’ equity	178,972	—		178,972

Total liabilities and stockholders’ equity	$358,178	$(1,273)		$356,905

Serologicals Corporation
Pro Forma Consolidated Statement of Income – Unaudited
For the Year Ended December 28, 2003
($ in thousands, except shares and per share amounts)

	Serologicals as	Pro Forma
	Reported	Adjustments		Pro Forma
NET SALES	$146,915	$—		$146,915
COST AND EXPENSES:
Cost of sales	65,675	—		65,675
Selling, general and administrative expenses	43,668	—		43,668
Research and development	6,214	—		6,214
Amortization of intangibles	2,175	—		2,175
Special charges	2,778	—		2,778

OPERATING INCOME	26,405	—		26,405
Other expenses, net	180	—		180
Write-off of deferred financing costs	4,492	—		4,492
Interest expense	4,384	—		4,384
Interest income	(255)	(1,694)	(3)	(1,949)

INCOME FROM CONTINUING OPERATIONS	17,604	1,694		19,298
Provision for income taxes	5,537	593	(4)	6,130

NET INCOME FROM CONTINUING OPERATIONS	12,067	1,101		13,168

EARNINGS (LOSS) PER SHARE:
Basic	$0.49			$0.54

Diluted	$0.48			$0.53

WEIGHED AVERAGE SHARES OUTSTANDING:
Basic	24,549,322			24,549,322
Diluted	24,960,208			24,960,208

Serologicals Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
Major Assumptions

1.	Basis of Presentation

The Statement of Income was prepared as if the sale of the therapeutic plasma business had occurred as of the beginning of the period (i.e. December 30, 2002, the first day of Serologicals’ 2003 fiscal year) and the Balance Sheet was prepared as if the sale occurred as of December 28, 2003. The pro forma adjustments include the elimination of the assets acquired and liabilities assumed by Gradipore. All balances related to the financial position of the therapeutic plasma business were included under the captions “Discontinued operations” in the accompanying Balance Sheet. The Company retained approximately $1.8 million of accrued liabilities related to the therapeutic plasma business.

2.	Consideration

In connection with the sale, the Company received $3.5 million in cash at closing. Gradipore assumed $1.3 million of current and long term liabilities. The balance consisted of two secured promissory notes; a short term note (“Short Term Note”) in the amount of $1.5 million bearing interest at London Interbank Offered Rate (“LIBOR”) plus 5% due on December 31, 2004, and a long term note (“Long Term Note”), which was recorded at its estimated net realizable value of $6.4 million. The Long Term Note is non-interest bearing, provides for a 15% per annum discount for any amounts paid prior to their due date and includes payment terms of $1.0 million on July 31, 2004 and quarterly payments of $1.1 million beginning on April 30, 2005 through July 31, 2007. These payments may be partially deferred until July 31, 2007 if certain revenue goals are not achieved by the therapeutic plasma business, as defined in the Stock Purchase Agreement. The pro forma adjustment to “Other current assets” and “Other” represents the estimated net realizable value of the cash and notes received at closing. The amount included in “Other current assets” includes $3.5 million in cash received at closing on January 15, 2004, $1.5 million related to the Short Term Notes and the estimated net realizable value of the $1.0 million payment related to the Long Term Notes due in 2004. The amount included in “Other” includes the remaining estimated net realizable value of the Long Term Notes.

3.	Interest Income and Income Taxes

The Statement of Income reflects interest income of $1.7 million. Interest income was determined based on a 7% interest rate for the Short Term Notes and cash received at closing and a 15% rate for the present value of the Long-Term Notes. The tax effect of this adjustment was an additional tax expense of $0.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serologicals Corporation

(Registrant)

Date: March 12, 2004	By:	/s/ Harold W. Ingalls

Harold W. Ingalls Vice President/Chief Financial Officer